                                                                    EXHIBIT 10.6

                                  June 12, 1998



Mr. Eric J. Splaver
3102 East Brookwood Court
Phoenix, Arizona  85048

         Re:      Terms of Employment

Dear Eric:

         I am pleased that you have accepted the offer of employment made by Cygnet Financial Corporation ("Cygnet"). Initially, Cygnet will be a wholly owned subsidiary of Ugly Duckling Corporation but it is intended that Cygnet be separated from Ugly Duckling Corporation in connection with the spin-off of all non-dealership operations of Ugly Duckling Corporation (the "Spin-Off"). The purpose of this letter is to confirm the terms and conditions under which you will be employed by Cygnet.

POSITION:      You will serve as Chief Financial Officer of Cygnet. As Chief
               Financial Officer you will be responsible for all accounting and financial reporting activities of Cygnet and its subsidiaries.
               You will also manage all personnel involved in these activities.
               You will report to the Chief Executive Officer of Cygnet. You will be employed on a full-time basis and will devote all of your working time and efforts exclusively to Cygnet. Your position is an executive position and, therefore, you are exempt from the minimum wage and overtime provisions of the Fair Labor Standards
               Act.

LOCATION:      Your office will be located at 2525 East Camelback Road, Phoenix,
               Arizona 85016. The location of your office may be changed from time to time. Also, you may be required to provide services from time to time at other Cygnet locations. You may also be required to travel in the performance of services.

SALARY:        You will receive a salary at the rate of $120,000.00 per year.
               Your salary will be reviewed annually in December and may be adjusted at the discretion of the Board of Directors of Cygnet.

BENEFITS:      Enclosed is a summary of the employee benefits of Ugly Duckling
               Corporation. Cygnet is expected to have similar benefits. You will be

Mr. Eric J. Splaver
June 12, 1998
Page 2

               entitled to the current benefits of Ugly Duckling Corporation as an employee of Cygnet.

STOCK OPTIONS: Upon completion of the Spin-Off you will receive options to purchase 30,000 shares of common stock of Cygnet (the "Cygnet Stock Options"). The Cygnet Stock Options will be qualified to the maximum extent possible. The exercise price of the Cygnet Stock Options will be the price that Ugly Duckling Corporation shareholders must pay to acquire common stock of Cygnet in the Spin-Off (the "Spin-Off Price"). The Cygnet Stock Options will vest over five years from the date of grant and be subject to other usual and customary terms and conditions. The Cygnet Stock Options are granted to provide you an incentive to work in a manner that adds as much value as possible to Cygnet. However, Cygnet makes no representations or warranties as to, and, shall have no liability for, the value of the Cygnet Stock Options or the price of common stock of Cygnet at any time. You acknowledge that the issuance and/or exercise of the Cygnet Stock Options may constitute compensation to you and you shall be responsible for paying all income taxes assessed on said compensation. In addition to the Cygnet Stock Options, upon the effective date of the Spin-Off all stock options of Ugly Duckling Corporation now held by you shall be fully vested and exercisable.

STOCK GRANT:   Upon completion of the Spin-Off you will receive that number of shares of common stock of Cygnet at the Spin-Off Price equal to $100,000 (the "Restricted Stock"). The Restricted Stock will vest over four years from the effective date of the Spin-Off. The
               Restricted Stock is granted to induce you to bear all risk of terminating your current employment with Ugly Duckling and accepting employment with Cygnet under the terms of this letter.
               However, Cygnet makes no representations or warranties as to, and, shall have no liability for, the value or price of the Restricted Stock at any time. You acknowledge that the issuance of the Restricted Stock will constitute compensation to you and you shall be responsible for paying all income taxes assessed on said compensation. You authorize Cygnet to withhold from the Restricted Stock at the time of issuance that number of shares with a value equal to the withholdings required by applicable law. If any withholdings are required prior to the issuance of the Restricted Stock you authorize Cygnet to make the withholdings from your Salary. The Restricted Stock will not be registered under the Securities Act of 1933 and will be subject to transfer restrictions under Rule 144 of the Securities Act of 1933.

TERM: Your employment will commence on or about the effective date of the Spin-Off. There is no minimum term for your employment. You are employed at will and your employment may be terminated at any time for any lawful reason, all at the discretion and will of Cygnet. However, if your employment is terminated by Cygnet without cause prior to the third anniversary of the effective date of the Spin-Off, then your Salary

Mr. Eric J. Splaver
June 12, 1998
Page 3

                              and benefits will be continued for one year. If your employment is terminated (a) by Cygnet without cause after the third anniversary of the effective date of the Spin-Off; (b) by Cygnet at any time for cause; or (c) by you at any time, then your Salary and benefits will not be continued after the termination. The continuation of your Salary and benefits, if required, will be a severance benefit (the "Severance Benefit") and the Severance Benefit will be your exclusive benefit and remedy for the termination of your employment by Cygnet without cause. For purposes of this letter and the termination of your employment by Cygnet without cause, "without cause" shall mean termination for any reason other than your (a) illegal conduct; (b) gross negligence or intentional misconduct; (c) willful failure to perform your duties after receipt of written demand for performance of your duties; or
                              (d) conduct that harms or threatens to harm any employee of Cygnet or any employee of any organization that does business with Cygnet.

CHANGE OF CONTROL:            If a change in control of Cygnet occurs at any
                              time during the term of your employment and your employment by Cygnet is either (a) terminated by you within 12 months after the change of control;
                              (b) terminated by Cygnet without cause within 90 days prior to the change of control; or (c) terminated by Cygnet without cause within 12 months after the change of control, then in any such event all Cygnet Stock Options and Restricted
                              Stock granted to you pursuant to this letter and thereafter that are not yet vested shall automatically be fully vested. For purposes of this letter, change of control shall be defined by the Long Term Incentive Stock Option Plan of Ugly
                              Duckling Corporation but shall include the removal and/or resignation of Ernest C. Garcia II as the Chairman of the Board of Directors of Cygnet.

OTHER TERMS:                  There are no material terms and conditions
                              of your employment other than as stated in this letter and any personnel policies of Cygnet that may be adopted and revised by Cygnet from time to time (the "Personnel Policies"). This letter, but not the Personnel Policies, constitutes a legally binding and enforceable contract under Arizona law. You acknowledge that you have received, or had the opportunity to receive, the advice of independent legal counsel prior to signing this letter.

Mr. Eric J. Splaver
June 12, 1998
Page 4


         If these terms and conditions of employment are acceptable to you, then please acknowledge your acceptance by signing this letter and returning it to me. If you have any questions or comments regarding these terms and conditions of your employment, please contact me.

         I look forward to working with you.

                                   Cordially,

                                   /s/ ERNEST C. GARCIA, II


                                   Ernest C. Garcia, II

ECG:ag

Accepted this 16 day of June, 1998.

/s/ ERIC J. SPLAVER
---------------------------------
Eric J. Splaver